FIRST AMENDMENT TO
REVOLVING CREDIT AND TERM LOAN AGREEMENT

        THIS FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “First Amendment”) dated as of March 31, 2003, by and among RUBY TUESDAY, INC., a Georgia corporation (the “Borrower”), each of the financial institutions listed on the signature pages hereto (the “Lenders”) and SUNTRUST BANK, in its capacity as administrative agent for the Lenders under the Loan Agreement (as hereinafter defined) (in such capacity the “Administrative Agent”).

        W I T N E S S E T H:

        WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into that certain Revolving Credit and Term Loan Agreement dated as of July 26, 2002 (the “Loan Agreement”); and

        WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to modify the Loan Agreement as set forth herein.

        NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

    1.        Amendment to Section 1.1 of the Loan Agreement. The definition of “LC Commitment” in Section 1.1 of the Loan Agreement is hereby amended in its entirety so that such definition now reads as follows:

        “LC Commitment” shall mean that portion of the Aggregate Revolving Commitment Amount that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $30,000,000.

    2.        Amendment to Section  7.1 of the Loan Agreement. Section 7.1 of the Loan Agreement is hereby amended by (a) relettering existing subsection (h) as subsection (i); and (b) adding a new subsection (h) which reads as follows:

    (h)        unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount of up to $150,000,000 so long as the net proceeds of such Indebtedness are used to prepay the Term Loans and then for general corporate purposes.

    3.        Effectiveness. This First Amendment shall become effective as of the date first above written (the “Effective Date”) when this First Amendment shall have been executed and delivered by the Borrower, the Required Lenders and the Administrative Agent.

    4.        Amendment Fee. Each of the Lenders signing this First Amendment shall be paid a fee on the Effective Date in an amount equal to .05% of the amount of their respective Revolving Commitments and Term Loan Commitments.

    5.        Representations and Warranties of Borrower. Borrower, without limiting the representations and warranties provided in the Loan Agreement, represents and warrants to the Lenders and the Administrative Agent as follows:

    1.        The execution, delivery and performance by Borrower of this First Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regu1ations, any judgment, order or ruling of any court or Governmental Authority (as defined in the Loan Agreement), the articles of incorporation or by-laws of the Borrower or any indenture, material agreement or other material instrument to which Borrower is a party or by which Borrower or any of its properties is bound or (b) be in conflict with, result in a default under, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

2. This First Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

3. No Default or Event of Default has occurred and is continuing as of the Effective Date.

    6.        Survival. Each of the foregoing representations and warranties shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of the Borrower under the Loan Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Loan Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this First Amendment or any investigation by the Lenders or the Administrative Agent.

    7.        No Waiver, Etc. The Borrower hereby agrees that nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default, whether known or unknown, which may exist under the Loan Agreement. The Borrower hereby further agrees that no action, inaction or agreement by the Lenders, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Loan Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Loan Agreement or any portion thereof; or any other matter relating to the Loan Documents (as defined in the Loan Agreement) shall require or imply any future indulgence, waiver, or agreement by the Lenders. In addition, the Borrower acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against any Lender with regard to any of the obligations due under the terms of the Loan Agreement as of the date of this First Amendment.

    8.        Ratification of Loan Agreement. Except as expressly amended herein, all terms, covenants and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Loan Agreement as amended herein. All future references to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

    9.        Binding Nature. This First Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

    10.        Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses of Bank of America, N.A. in connection with the preparation, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank of America, N.A. with respect thereto and with respect to advising Bank of America, N.A. as to its rights and responsibilities hereunder and thereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Administrative Agent, Bank of America, N.A. and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

    11.        Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

    12.        Entire Understanding. This First Amendment sets forth the entire understanding of the parties with respect to the matters set-forth herein, and shall supersede any prior negotiations or agreements whether written or oral, with respect thereto.

    13.        Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

RUBY TUESDAY, INC. BY: /S/ MARGUERITE N. DUFFY —————————————— Senior Vice President & Chief Financial Officer

SUNTRUST BANK, in its capacity as Administrative Agent, Issuing Bank and Swingline Lender BY: /S/ SUSAN M. HALL —————————————— Managing Director

SUNTRUST BANK, in its capacity as Lender BY: /S/ SUSAN M. HALL —————————————— Managing Director

BANK OF AMERICA, N.A., in its capacity as Lender BY: /S/ JOHN M. HALL —————————————— Senior Vice President

FLEET NATIONAL BANK BY: /S/ ROBERT W. MACELHINEY —————————————— Director

U.S. BANK NATIONAL ASSOCIATION BY: /S/ RUSSELL S. ROGERS —————————————— Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION BY: /S/ ANTHONY D. BRAXTON —————————————— Director

AMSOUTH BANK BY: /S/ MICHAEL L. BAKER —————————————— Senior Vice President

HIBERNIA NATIONAL BANK BY: /S/ LAURA K. WATTS —————————————— Vice President

UNION PLANTERS BANK BY:/S/ TREY R. COLEMAN —————————————— Vice President

SOUTHTRUST BANK BY: /S/ HAL CLEMMER —————————————— Group Vice President

CONSENT

        This Consent (this “Consent”), dated as of March 31, 2003, is delivered in connection with the First Amendment to Revolving Credit and Term Loan Agreement, dated as of the date hereof (“First Amendment”), by and among RUBY TUESDAY, INC. a Georgia corporation (the “Borrower”), the various financial institutions from time to time parties hereto (the “Lenders”) and SUNTRUST BANK, in its capacity as the administrative agent for the Lenders (in such capacity the “Administrative Agent”). Unless otherwise defined, terms used herein have the meanings provided in the Loan Agreement (as defined in the First Amendment) as amended by the First Amendment (such agreement, as so amended, being the “Amended Loan Agreement”).

        Each of the undersigned, as a party to the Subsidiary Guaranty Agreement, hereby acknowledges and consents to the execution and delivery of the First Amendment, and hereby confirms and agrees that the Subsidiary Guaranty Agreement is, and shall continue to be, in full force and effect, and hereby ratifies and confirms in all respects its obligations thereunder, except that, upon the effectiveness of, and on and after the date of, the First Amendment, all references in the Subsidiary Guaranty Agreement to the “Credit Agreement,” “thereunder,” “thereof” or words of like import shall mean the Amended Loan Agreement.

        This Consent may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.

RUBY TUESDAY, LLC BY: /S/ MARGUERITE DUFFY —————————————— NAME: MARGUERITE DUFFY TITLE: Manager

RTBD, INC. BY: /S/ MARGUERITE DUFFY —————————————— NAME: MARGUERITE DUFFY TITLE: President